EXHIBIT 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 3, 2014, in Amendment No. 1 to the Registration Statement (Form S-11 No. 333-194280) and related Prospectus of Griffin Capital Essential Asset REIT II, Inc. dated April 30, 2014.

/s/ Ernst & Young LLP
Irvine, California
April 30, 2014